UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2021

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 22, 2021, Tyson Tuttle, the Chief Executive Officer (“CEO”) of Silicon Laboratories Inc. (the “Company”), informed the Board of Directors of the Company of his decision to retire as CEO and as a member of the Board of Directors effective January 1, 2022. Mr. Tuttle recommended that the Board appoint Matt Johnson as his successor as contemplated by the Company’s succession plan. Following 24 years of service at the Company, including nine years as CEO, Mr. Tuttle believes that the Company’s strong position makes this an appropriate time for an orderly transition in leadership. The Board of Directors requested that Mr. Tuttle continue his service to the Company as an advisor on the Company’s Technical Advisory Board following the conclusion of his service as CEO.

(c) On July 22, 2021, the Board of Directors appointed the Company’s President Matt Johnson to serve as the Company’s CEO beginning on January 2, 2022. Mr. Johnson, age 45, has served as the Company’s President since April 2021 and as the Company’s Senior Vice President and General Manager of IoT Products since July 2018. Prior to joining the Company, Mr. Johnson served as senior vice president and general manager of automotive processing products and software development at NXP Semiconductors and Freescale from 2016 to June 2018. He holds a bachelor’s degree in electrical engineering technology from the University of Maine and has completed executive programs at Harvard Business School and Stanford University.

The press release announcing the appointment of Mr. Johnson is attached hereto as Exhibit 99.1.

(e) On July 27, 2021, Mr. Tuttle and the Company entered into a CEO Transition Agreement which replaces his CEO Severance Agreement. The CEO Transition Agreement contemplates that Mr. Tuttle will continue to serve as the Company’s CEO until January 1, 2022 (the “Separation Date”). At that time, he will receive a lump sum payment of (a) 100% of annual base salary, (b) 100% of target variable compensation for a full fiscal year, (c) any actual earned bonus for the 2021 fiscal year, and (d) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage. In the event of a Change in Control Termination or Non-CIC Termination (as defined in the CEO Transition Agreement) prior to the Separation Date, the CEO Transition Agreement provides that Mr. Tuttle would instead receive the same benefits previously provided under the CEO Severance Agreement.

Thereafter, as an advisor on the Company’s Technical Advisory Board, Mr. Tuttle will: (i) receive credit for continued service for purposes of his outstanding equity awards, (ii) be eligible to receive equity awards (members have received annual grants of restricted stock units with a grant date value of $50,000 which vest over two years) and (iii) receive an annual cash retainer of $5,000.

The foregoing description is subject to, and qualified in its entirety by, the CEO Transition Agreement. The CEO Transition Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	CEO Transition Agreement between G. Tyson Tuttle and Silicon Laboratories Inc. dated July 27, 2021

99.1	Press Release of Silicon Laboratories Inc. dated July 28, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 28, 2021	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)